U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): Sept 15, 2000

                         COMMISSION FILE NUMBER: 0-21322

                                OUTT TAKES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     95-4363944
--------------------------------------                 ----------------
(State or jurisdiction of incorporation        (I.R.S. Employer I.D. No.)
 or organization

3811 Turtle Creek Blvd., Suite 350
Dallas, Texas75219

(Address of principal executive offices)                      (Zip Code)
--------------------------------------                     ----------------

                   Registrant's telephone number: (214)528-8200

                                  Not applicable

           (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

     On or about November 2, 2000, the registrant entered into a share exchange agreement with Atlas Power, Inc., whereby the registrant acquired 100% of the outstanding share capital of Atlas Power, Inc. in exchange for an amount of the registrant's shares of common stock which is the equivalent of $915,000. The exact number of shares is to be determined, after the registrant has effected an intended 1-100 reverse split of its share capital. Assuming the current outstanding shares of 20,788,122, and the current market bid price of approximately one cent per share, this share exchange would result in a change of control of the registrant, in favor of Kenneth L. Kinlaw and Jody P. Lenihan, the shareholders of Atlas Power, Inc.

Item 2.    Acquisition or Disposition of Assets

     The acquisition agreement resulted in the acquisition by the registrant of the business of Atlas Power, which complements and extends the existing business of the registrant.

Business-In General

Atlas Power is engaged in the business of power system and control system engineering for owners, engineers, manufacturers and construction companies serving the power industry.

Atlas provides electrical design, project management, acceptance testing, startup and system studies for power plants and industrial facilities both domestically and internationally. Atlas offers in house electrical engineering and on-site development.

Services

Atlas provides comprehensive power system design, system studies, and battery energy storage system design, including, but not limited to:

     Susbtation design
     Power transmission and design
     Generation/co-generation
     Power quality management
     Energy storage systems
     Protective device coordination
     Short circuit analysis
     Harmonic analysis
     Motor starting studies
     Power factor correction
     Demand control/peak loading shedding
     Feasibility studies
     Project management
     Emergency and UPS systems
     Variable speed drives
     Motor control
     Grounding systems
     SCADA
     Control systems analysis, configurations and upgrades
     CAD construction drawings

Property

     Atlas maintains approximately 400 square feet of offices at 24782 Lagrima, Mission Viejo, California 92692; Telephone (949) 707-5699. Atlas considers the office space adequate for its use. It rents its office space from officer and director, Jody Lenihan, at no cost to Atlas.

     Atlas owns the domain name and web site, www.atlaspower.com, and the following intellectual property:

Test Form Design   Format and layout of the following power systems test forms:
Cable Hi-Pot, Battery, Bus Duct, Ground Resistance, Instrument Transformer, Insulation Resistance, Low Voltage Circuit Breaker, Medium Voltage Circuit Breaker, Metering, Relay, Transformer Turns Ratio, and Vector Diagram.

MP&L Hydro turbine Retrofit Design   Atlas Hydro turbine control systems
retrofit record CAD drawings for Chester and Purple Lake facilities.

Multi-Use Test Box/Hi-current Design   Capable of 240 amps AC or DC at 5 volts,
1.2 amps at 1000 volts AC, or 10 amps at 120 volts AC. Integral timer and current metering. Unit is designed for low resistance ohm tests at 100 amps, circuit breaker primary injection tests, motor overload injection and timing tests, and universal heavy duty power supply (charging circuit breakers, excitation tests).

Multi-Use Test Box/CT-PT Design   Capable of 1.2 amps at 1000 volts AC, 10 amps
at 120 volts AC, 10 amps at 125 volts DC or regulated 10 amps at 5 volts DC. Integral current metering. Unit is designed for current and potential transformer tests (ratio, polarity, excitation), low resistance ohm tests at 10 amps, and universal power supply.

Portable Circuit Tester Design   Capable of 20 amps at 2.5 volts AC, and 120-
80-40 volts AC. Integral battery power supply, and voltage and current metering. Unit is designed for current and potential transformer circuit checks.

Competition

There are many companies engaged in power systems engineering and testing with greater financial resources than Atlas. Many large power companies, such as General Electric and Bechtel have their own testing and engineering departments.

Government Regulation

Atlas conducts its engineering business through engineers licensed in the state of California. There are no other governmental regulations other than professional licensing which have an effect on its business.

Employees

Atlas employs four full time employees and two part time employees, including consultants. Two of the employees, Kenneth Kinlaw and Jody Lenihan, are management. Atlas is not subject to any collective bargaining agreements and management believes that employee relations are excellent.

Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable

Item 5.    Other Events

     As a result of the share exchange agreement, the company added a director to its board of directors and effected a change in management, as follows:

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION 16(a) OF THE EXCHANGE ACT

Name                     Age                Position
----------------         ---                ----------------------
James. C. Harvey         51                 Chairman, Director

Kenneth L. Kinlaw        36                 CEO, Secretary,
                                            President, Atlas Power

Jody P. Lenihan         34                  Vice President, Chief Executive
                                            Officer, Director,
                                            CFO Atlas Power

James C. Harvey. Mr. Harvey is the current Chairman and director of the company. He served as President, Chief Executive Officer, Secretary and sole Director of the Company, from 1998 through November 2, 2000. He is a practicing attorney at law with emphasis on business, real estate, banking and finance. Mr. Harvey previously was of Counsel to Ludwick & Anderson providing legal services for the Resolution Trust Corporation in connection with the receivership of seven thrifts, and prior thereto was the Managing Partner of Simpson, Dowd, Kaplan & Moon, where he managed all business affairs for the firm. He received his B.B.A., Accounting Banking & Finance in 1963, and J. D. in 1966, both from Southern Methodist University.

Kenneth L. Kinlaw. Mr. Kinlaw is the current Chief Executive Officer and Secretary of the Company, and has served in that capacity since November 2, 2000. He is also the president of Atlas Power, and has served in that capacity since January, 1998. From March, 1996 through January, 1998, he was employed as the principal engineer of Atlas Engineering. From Janaury, 1995 through March, 1996, he served as a contract field engineer in Tijeras, New Mexico. From June, 1990 through February, 1995 he was employed by Electro-Test, Inc. as a field engineer. From May, 1989 through May, 1990, he acted as a project engineer for MMR Constructors, Inc., and from June, 1985 through April, 1989, he served as field engineer for Southwest Engineers of Louisiana, Inc. He holds a B.S. in Electrical Engineering from Louisiana State University, and is a registered professional engineer in the states of Louisiana and California.

Jody P. Lenihan. Mr. Lenihan is the current Vice President, Chief Financial Officer and Director of the company since November 2, 2000. He has also served as the Chief Financial Officer of Atlas Power since January, 1998. From December, 1996 through January, 1998, he was employed as the principal engineer of Atlas Engineering. From August, 1995 through November, 1996, he served as Design/Field Engineer for Electro-Test, Inc. From June, 1990 through July, 1992, he was employed as a design/project engineer for Magna IV Engineering, Ltd., in Edmonton, Alberta, Canada. He holds a B.S. in Engineering from the University of Alberta, and is a registered engineer in the states of California, Florida and Alberta, Canada.

EXECUTIVE COMPENSATION

     No executive salaries were paid to officers or directors in the last fiscal year, and to date in the present fiscal year. There were no grants of options or SAR grants given to any executive officers during the last fiscal year. The Chairman and director of the Company, James Harvey, is paid $850 per month for rent of the Company's offices, and is reimbursed monthly for company telephone expenses.

     The Company has entered into employment agreements with Kenneth L. Kinlaw and Jody P. Lenihan, which each provide for a base salary of $96,000 per year, plus a bonus of not less than 10% of the net annual profits of the company. The initial term of the employment agreement is up to September 30, 2003.


Item 6.    Resignations of Registrant's Directors

           Not Applicable

Item 7.    Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired.

     It is impracticable to provide the required financial statements for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable, but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

  (b) Pro forma Financial Information.

      Not applicable.

  (c) Exhibits.

      There is attached hereto the following exhibits:

 Exhibit 1. Share Exchange Agreement dated November 2, 2000

 Exhibit 2. Employment Agreement for Kenneth L. Kinlaw dated November 2, 2000

 Exhibit 3. Employment Agreement for Jody P. Lenihan, dated November 2, 2000


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2000

Out Takes, Inc.

/s/ Jody P. Lenihan
-----------------------------

By: Jody P. Lenihan
    Vice President, C.F.O., Director


[CAPTION]
EXHIBIT 1

SHARE EXCHANGE AGREEMENT


THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 2nd day of November, 2000, by and between OUT-TAKES, INC. (hereinafter "OUTT"), a publicly held Delaware corporation, and ATLASPOWER, INC., a California corporation (hereinafter "Atlas"), and the several shareholders of Atlas (hereinafter "Atlas shareholders"), who agree as follows:

1.  RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A. OUTT wishes to acquire 100% of the outstanding share capital of Atlas, to be exchanged for shares of OUTT, pursuant to the terms and conditions set forth in this agreement;

B. There are currently outstanding 20,788,122 (20,788,122) shares of common stock of OUTT and 20,000 shares of common stock of Atlas. All of the issued and outstanding shares of Atlas and OUTT common stock are duly authorized, validly issued, fully paid and nonassessable.


2.  VALUATION:

The number of OUTT shares to be exchanged for the outstanding shares of Atlas (the "exchange formula") shall be determined by applying a net asset value of Nine Hundred Fifteen Thousand Dollars ($915,000). For purposes of determining the ratio of share exchange, the net asset value shall be divided by the number of Atlas shares then outstanding. The exchange of shares shall be effected through an escrow, in the manner specified below in the paragraphs entitled "Escrow provisions" and "Closing."

The exchange formula shall be calculated, and the ratio of share exchange determined, based upon one-half of the bid price of OUTT stock as of the close of trading on the day of the second closing, or $2.00, whichever is higher. Based upon this ratio of share exchange, sufficient shares to represent the value of 100% of Atlas common stock shall be delivered to the Atlas Shareholders by the Exchange Agent and the remaining balance of OUTT shares, if any, held by the Exchange Agent shall be returned to OUTT.

3.  EXCHANGE OF STOCK.

The exchange of stock pursuant to subparagraph 2A, is intended to be treated as a transfer with respect to which no gain or loss is recognized pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the parties hereto agree to take any steps necessary in order to effect the contribution in such a manner as to comply with the requirements of Code
Section 351. It is intended that the acquisition of Atlas shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the parties hereto agree to take the necessary actions to structure the acquisition in a manner which will not result in the recognition of any gain by the shareholders of either OUTT or Atlas.

4.  CLOSING

A. There shall be a two-part closing of this exchange. The first closing shall take place at the time of the parties' execution hereof, effective as of the date first written above, at a mutually agreed upon location, or through exchange by facsimile or mail, and at the first closing, or as soon as practicable thereafter, but no later than ten days thereafter, Atlas shall deliver to the Exchange Agent certificates representing 100% of the common share capital of Atlas, and OUTT shall deliver to the Exchange Agent such number of shares of its common stock which will be sufficient to exchange for the shares of Atlas common stock, as contemplated by this agreement, based on a value of $4.00 per share.

B. The second closing shall take place on a date when the OUTT shares have been traded for a 60 consecutive day period at a bid price of $3.00 per share or more, or such other date as the parties mutually agree, not to exceed one hundred and eighty days (180) from the first Closing Date.


5.  ESCROW PROVISIONS

A. David Lefkowitz, Attorney at Law will serve as the Exchange Agent for purposes of the transactions contemplated in this Agreement. By signing this agreement, each party acknowledges and agrees that the Exchange Agent is designated, appointed, and authorized to serve in such capacity by such party, and each such party hereby waives any claim, including without limitation, any claim of conflict of interest, arising out of or related to the performance of such services on behalf of the parties hereto.

B. The Second Closing shall occur on such a date as the parties hereto have jointly instructed the Exchange Agent, in a manner acceptable to the Exchange Agent in its sole discretion, to effect an exchange of each parties' shares as contemplated herein, by sending such joint instructions to:

Mr. David Lefkowitz, Esq.
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401

C. In the event the second closing does not take place as contemplated herein or otherwise terminated, the Exchange Agent shall be notified of such termination, whereupon the Exchange Agent shall promptly return to each respective party such shares as may have been delivered to the Exchange Agent at such address as may be furnished to the Exchange Agent, by each respective party.

D. The second closing of the exchange and other transactions contemplated by this Agreement shall take place at the offices of Los Alamos Energy, at 466 Bell Street, Los Alamos, CA 93440, at such time and place as the parties may mutually agree, which date shall be within thirty (30) days after the date on which the latest to occur of the conditions precedent to second closing set forth herein.

E. The Exchange Agent shall not incur any liability for the holding of the certificates or the delivery, release or cancellation of the shares in accordance with this agreement. In the event of a dispute between the parties, the Exchange Agent shall be entitled to deliver the shares to a court of competent jurisdiction and interplead. The parties shall indemnify and hold harmless the exchange Agent from any and all liability, costs, fees, awards, or judgments which they may incur as a result of the holding, distribution and/or cancellation of the shares.


6.  CONDITIONS PRECEDENT TO SECOND CLOSING DATE

A. The exchange of Atlas stock for OUTT stock is conditioned upon the following:

(I). The parties shall have agreed upon the implementation and funding of a three year business plan and budget for Atlas' operations.

(ii). Employment agreements, detailing duties and responsibilities, and approved by OUTT, shall have been entered into between Atlas and Jody Lenihan and Kenneth Kinlaw.

(iii). The nomination by the Chairman of the Board of Directors of OUTT for the election of one Atlas Shareholder to the Board of Directors of OUTT.

(iv). OUTT shares shall be publicly traded and their value reported daily on a national stock exchange.

(v). The effectuation of a 1-100 reverse split of the common share capital of OUTT.

(vi). Except for the reverse split, there shall be no material adverse change in the business or condition (financial or otherwise) of OUTT, since the execution of the letter of intent by the parties.

(vii).  There shall not have been instituted or threatened any legal proceeding
(a) relating to, or seeking to prohibit or otherwise challenge this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto, or (b) that OUTT shall reasonably determine may have a material adverse effect or have a material adverse effect on the ownership or operation of Atlas by OUTT after the second closing date.

(viii). The satisfactory completion of its due diligence investigation of OUTT and its business, operations and officers and directors by Atlas.

B.  The exchange of OUTT stock for Atlas stock is conditioned on the following:

(I). There shall have been no material adverse change in the business or conditions (financial or otherwise) of Atlas since the execution of the letter of intent by the parties.

(ii)  There shall not have been instituted or threatened any legal proceeding
(a) relating to, or seeking to prohibit or otherwise challenge this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto, or (b) that Atlas shall reasonably determine may have a material adverse effect or have a material adverse effect on the ownership or operation of Atlas by OUTT after the second closing date.

(iii). The satisfactory completion of its due diligence investigation of Atlas and its business, operations and officers and directors by OUTT.


7. REPRESENTATIONS AND WARRANTIES OF OUTT

OUTT represents and warrants the following:

A. That OUTT is a corporation duly formed and validly existing and in good standing under the laws of the state of Delaware, and that it has all necessary corporate powers to own its properties and carry on its business as now owed and operated by it.

B. OUTT has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of OUTT, and will not contravene or violate or constitute a breach of the terms of either of their Articles of Incorporation or By-Laws or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to either of them. OUTT is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by OUTT hereunder will constitute, the valid and binding obligations of both of them, enforceable against each of them in accordance with their respective terms.

C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which OUTT is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement and such other documents and instruments by OUTT.

D. There are no actions, suits, proceedings, orders, investigations or claims pending or, to OUTT's knowledge, threatened against OUTT, at law or in equity, which may restrict or interfere with the ability of OUTT to perform this Agreement.

E. OUTT's representations and warranties contained in this Section 7 will be accurate, true and correct, in all respects, on and as of the date of the second closing as though made at such date in identical language.

F. All of OUTT's assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.

G. The shares of OUTT being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind, with the exception that they will bear a legend as follows: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). WITHOUT SUCH REGISTRATION, THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY AN OPINION ACCEPTABLE TO COUNSEL OF THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR OTHER DISPOSITION."

H. Neither OUTT, nor any of its officers and directors has ever been convicted of any felony; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

I. Neither OUTT nor any of its directors or officers have taken any action that would prevent the accounting for the Share Exchange as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases pursuant thereto and the relevant pronouncements of the Securities and Exchange Commission (the "SEC").

J. OUTT confirms that Atlas and the Atlas Shareholders, and each of them, have made available to OUTT and its representatives and agents the opportunity to ask questions of the officers and management employees of Atlas and to acquire such additional information about the business and financial condition of Atlas as OUTT has requested, and all such information has been received by OUTT.


8.  REPRESENTATIONS AND WARRANTIES OF ATLAS

Atlas hereby represents and warrants as follows:

A. That Atlas is a corporation duly formed and validly existing and in good standing under the laws of the state of California, and has all necessary corporate powers to own its properties and carry on its business as now owed and operated by it.

B. Atlas has the full power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder, and will not contravene or violate or constitute a breach of the terms of Atlas's Articles of Incorporation or By-Laws or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which Atlas is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. Atlas is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with Atlas's performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Atlas hereunder will constitute, the valid and binding obligations of Atlas, enforceable against Atlas in accordance with their respective terms.

C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which Atlas is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

D. There are no actions, suits, proceedings, orders, investigations or claims pending or, to Atlas's knowledge, threatened against Atlas, at law or in equity, which may restrict or interfere with the ability of Atlas to perform this Agreement.

E. Atlas's representations and warranties contained in this Section 8 will be accurate, true and correct, in all respects, on and as of the date of the second closing as though made at such date in identical language.

F. To the best of Atlas's knowledge, Atlas has not infringed and is not now infringing, on any trade name, trademark, servicemark or copyright belonging to any other person, firm or corporation. Atlas is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, servicemarks, trade names, copyrights of Atlas, or applications for them.

G. The shares of Atlas being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind.

H. Neither Atlas, nor any of its officers and directors, has never ever been convicted of any felony; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

I. Neither Atlas nor any of its directors or officers or any of the Atlas Shareholders have taken any action taken that would prevent the accounting for the Share Exchange as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases pursuant thereto and the relevant pronouncements of the Securities and Exchange Commission.

J. Atlas has no Subsidiaries. Atlas has one Affiliate, Atlas Engineering, LLC, a Delaware limited liability company ("Atlas LLC"); Atlas LLC will be merged with Atlas and will no longer exist prior to the second closing date. All of the assets, properties, rights and interests of Atlas LLC will be owned by Atlas prior to the second closing date. The Business has been conducted solely through Atlas and Atlas LLC at all times since each entity's formation. Atlas LLC owned all of the assets and interests of Atlas LLC free and clear of any and all liens, and there was and is no outstanding right to purchase or otherwise receive any interests in the membership interests or other rights of Atlas LLC.

K. Atlas confirms that OUTT has made available to it and its representatives and agents the opportunity to ask questions of the officers and management employees of OUTT and to acquire such additional information about the business and financial condition of OUTT as Atlas has requested, and all such information has been received by Atlas.


9. REPRESENTATIONS AND WARRANTIES OF ATLAS SHAREHOLDERS

Each Atlas shareholder represents and warrants, as follows:

A. Each Atlas shareholder is an individual, residing in the state of California or New Mexico, and has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by such Atlas Shareholder, shall be the valid and binding obligation of such party.

B. Atlas shareholder is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

C. With respect to the common shares being exchanged by such Atlas shareholder, Atlas shareholder is acquiring the shares for own account, and not with a view toward the subdivision, resale, distribution or fractionalization thereof; Atlas shareholder has no contract, undertaking or arrangement with any person to sell, transfer, or otherwise dispose of the shares or any portion thereof and has not present intention to enter into any such contract; the entry into this exchange is not as the result of any form of general solicitation or advertising.

D. Atlas shareholder acknowledges the following:

(I) That Atlas shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission;

(ii) That Atlas shareholder has been advised to consult with an attorney and tax consultant regarding this transaction and has done so or has elected not to do so;

(iii) That the shares of OUTT exchanged for the shares of Atlas shareholder shall be legended as restricted shares, and shall be transferable only in the event of registration of the shares with the SEC or appropriate exemption therefrom, or pursuant to Rule 144 promulgated by the SEC.

(iv) That the offer of this exchange was made through direct personal communication between the parties; that Atlas shareholder has had full access to all corporate records and financial statements of OUTT; and that Atlas shareholder understands and acknowledges that he or she must be prepared to bear the economic risk of such investment for an indefinite period.

(v) That Atlas Shareholder confirms that OUTT has made available to it and its representatives and agents the opportunity to ask questions of the officers and management employees of OUTT and to acquire such additional information about the business and financial condition of OUTT as such Atlas Shareholder has requested, and all such information has been received by such Atlas Shareholder.


10. BOTH PARTIES' OBLIGATIONS BEFORE SECOND CLOSING DATE

A. Access to Information: OUTT, Atlas, and their authorized representatives shall have full access to all books, accounts, records, contract, tax returns and other documents as may be reasonably requested by the parties to conduct a thorough due diligence review necessary for each party to determine if all conditions and warranties contained in this agreement have been complied with.

B. Confidential Information: All parties hereto mutually agree that, during the course of negotiations, the parties have exchanged certain confidential information, including, without limitation, financial records, names of customers and employees, pricing information, employee compensation, merchandising or sales techniques, computer programs, and other confidential information (collectively "confidential information"). As to any such confidential information, each of the parties agrees that it, its officers, directors and employees, agents and representatives will:
(I) Make no use whatsoever of such confidential information except for the purpose of negotiating for and carrying out the transactions set forth in this agreement;

(ii) Accept and hold such confidential information as secret and confidential and not disclose, divulge or communicate such confidential information, the fact that it has been disclosed to them, or the circumstances under which it has been disclosed to them, to any third person or entity; and

(iii) Take all necessary and appropriate steps to insure the secrecy of such confidential information in possession of each of them, including, but not limited to, revealing the confidential information only to such of its officers, directors, employees, agents, and representatives who need to know the confidential information for the purposes of investigating, negotiating, and effecting the transactions described above, and who are informed by it of the confidential nature of the confidential information.


11.  TERMINATION

A. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the second closing date:

(I)  by the mutual written consent of the parties hereto;

(ii)  by OUTT:

a) if any representation or warranty of Atlas or any Atlas Shareholder made in this Agreement was untrue in any material respect when made or is untrue in any material respect on the second closing date;

b) if Atlas or any of the Atlas Shareholders shall have breached or defaulted in any material respect in the performance of any covenant, agreement or obligation under the Agreement, and such default is not curable or is not cured within thirty (30) days after Atlas's receipt of written notice from OUTT that such default exists or has occurred; provided, however, that if the breach is curable but is not curable within thirty (30) days, such thirty (30) day period shall be extended, but in no event past January 1, 2001, as long as Atlas and/or the Atlas Shareholders promptly commence and diligently pursue such cure; or

c) if the conditions to OUTT's obligations to consummate the transaction contemplated hereby are not or cannot be satisfied on or before thirty (30) days subsequent to the execution of this Agreement for any reason other than a breach by OUTT.

(iii)  by Atlas:

a) if any representation or warranty of OUTT made in the Agreement was untrue in any material respect when made or is untrue in any material respect on the second closing date;

b) if OUTT shall have breached or defaulted in any material respect in the performance of any covenant, agreement or obligation under this Agreement, and such default is not curable or not cured within thirty (30) days after OUTT's receipt of written notice from Atlas that such default exists or has occurred; provided, however, that if the breach is curable but is not curable within thirty (30), such thirty (30) day period shall be extended, but in no event past January 1, 2001, as long as OUTT promptly commences and diligently pursues such cure; or

c) if the conditions to Atlas's and the Atlas Shareholder' obligations to consummate the transactions contemplated hereby are not or cannot be satisfied on or before thirty (30) days subsequent to the execution of this Agreement for any reason other than a breach by Atlas or any Atlas Shareholder.

B. In the event of the termination of the Agreement prior to the second closing date, written notice thereof shall forthwith be given to the non-terminating parties, and the Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by any party hereto.

C. In the event of the termination of the Agreement prior to the second closing date, all rights and obligations of the parties hereunder shall terminate without liability on the part of any party hereto, except that this subparagraph 11C shall not relieve any party from any liability that such party would otherwise have under applicable law for any misrepresentation or breach of this Agreement.

D. Provisions in the Agreement for confidential information, as set forth in subparagraph 10B, shall survive the termination of this agreement.


12.  INDEMNIFICATION

A. All representations and warranties contained in sections 7 and 8 of this Agreement shall survive the second closing and continue in full force and effect through and until the first anniversary of the second closing date, notwithstanding any investigation made by or on behalf of any party hereto, and shall not be considered waived by the consummation of the transactions contemplated by this Agreement.

B. Atlas and the Atlas Shareholders, severally, shall indemnify, protect, defend and hold harmless OUTT, its affiliates and the successors, assigns, officers, directors, employees, partners and agents of any of them (the "OUTT Indemnified Parties"), promptly upon demand at any time and from time to time, from and against, and shall reimburse the OUTT Indemnified Parties for (I) any and all actions, proceedings, demands and claims asserted against any OUTT Indemnified Party by any person that is not a party to this Agreement, including, without limitation, a Governmental Entity (a "Third Party Claim"), and (ii) any and all losses, liabilities (of every kind or nature, whether accrued, absolute, contingent or otherwise, whether asserted or unasserted, and whether due or to become due), damages, charges, liens, deficiencies (including, without limitation, any deficiency between the represented or warranted value of any asset and its actual value) or expenses of any nature, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Damages") suffered or incurred by, or assessed against, any OUTT Indemnified Party, as a result of a Third Party Claim, or as a result of a breach by the indemnifying party of a representation or warranty made to OUTT, in each case to the extent arising out of or resulting from (a) the inaccuracy of any representation or warranty made by the indemnifying party in this Agreement or in any other document, schedule or instrument delivered in connection herewith; or (b) the failure by the indemnifying party to perform or observe any term or provision of this Agreement or of any other document, schedule or instrument delivered in connection herewith to be performed or observed by the indemnifying party. Without limiting the generality of the foregoing, the indemnifying party shall pay any OUTT Indemnified Party asserting any claim for indemnification based upon a misrepresentation or breach of warranty, covenant or obligation, an amount sufficient to provide such OUTT Indemnified Party with the same value that it would have received under this Agreement had such representation or warranty been accurate or had such covenant or obligation not been breached, as the case may be, net of any tax benefit received by such OUTT Indemnified Party in connection therewith (but after taking into account any amounts to be received hereunder).

C. OUTT shall indemnify, protect, defend and hold harmless Atlas and its successors, assigns, Atlas Shareholders, officers, directors, employees, partners and agents (the "Atlas Indemnified Parties"), promptly upon demand at any time and from time to time, from and against, and shall reimburse the Atlas Indemnified Parties for (I) any and all Third Party Claims, and (ii) all Damages suffered or incurred by or assessed against any Atlas Indemnified Party, whether as a result of a Third Party Claim or as a result of a breach by a party to this Agreement of a representation or warranty made to another party to this Agreement, in each case to the extent arising out of or resulting from
(a) the inaccuracy of any representation or warranty made by OUTT in this Agreement or in any other document, schedule or instrument delivered in connection herewith; or (b) the failure by OUTT to perform or observe any term or provision of this Agreement or of any other document, schedule or instrument delivered in connection herewith to be performed or observed by OUTT. Without limiting the generality of the foregoing, OUTT shall pay any Atlas Indemnified Party asserting any claim for indemnification based upon a misrepresentation or breach of warranty, covenant or obligation, an amount sufficient to provide such Atlas Indemnified Party with the same value that it would have received under this Agreement had such representation or warranty been accurate or had such covenant or obligation not been breached, as the case may be, net of any tax benefit received by such Atlas Indemnified Party in connection therewith (but after taking into account any amounts to be received hereunder).

D. If any Third Party Claims are instituted or asserted in respect of which any of the OUTT Indemnified Parties or the Atlas Indemnified Parties may seek indemnification from another party hereto pursuant to the provisions of this
Article 12, the indemnified party (after receipt by it of written notice of the commencement or assertion of such Third Party Claim) shall promptly cause a written notice of such Third Party Claim to be made to the indemnifying party (but the failure to give such notice shall not relieve the indemnifying party of its indemnification obligation hereunder, except to the extent of losses actually caused by such failure. An indemnified party shall not be entitled to indemnification under this Article 12, whether as a result of a Third Party Claim or otherwise, unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification within the earlier of (I) one year after the Second Closing Date and (ii) with respect to those matters for which claims for indemnification must be asserted not later than the date that the first combined annual audited financial statements of OUTT and Atlas are issued (the "Financial Statements Date") in order to account for the Exchange as a pooling of interest, the Financial Statements Date (the earlier of (I) and (ii) the "Indemnification Termination Date").

E. Subject to the next sentence, the indemnifying party or parties shall have the right, at its or their option and expense, to assume the defense, settlement or other disposition (collectively the "Defense") of any Third Party Claim, provided that the indemnifying party or parties, by notice delivered to the indemnified party or parties, elects to assume such Defense and each indemnifying party acknowledges its obligation hereunder to indemnify the indemnified party or parties with respect to such Third Party Claim. Notwithstanding the foregoing, an indemnifying party shall not have the right to assume the Defense of any Third Party Claim if (I) representation of both such indemnified party and indemnifying parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(ii) such indemnified party determines in good faith that there is a significant possibility that such Third Party Claim may materially and adversely affect it or its affiliates other than as a result of monetary damages; provided, however, that if an indemnifying party or parties are not entitled to assume the Defense of any Third Party Claim, the indemnifying party or parties shall in no event be responsible under this Article 12 for the fees and expenses of more than one counsel for all of the indemnified parties in the aggregate in connection with such Third Party Claim.

F. If the indemnifying party has assumed the Defense of a Third Party Claim, then the following shall apply:

(I) the indemnified party or parties shall have the right to participate and assist in the Defense of such Third Party Claim and to employ its own counsel in connection therewith;

(ii) the indemnifying party or parties shall not be liable to the indemnified party or parties for the fees or expenses of any indemnified party's counsel or other expenses incurred by any indemnified party in connection with participating in the Defense of such Third Party Claim, except that the indemnifying party or parties shall be liable for (a) any such fees and expenses incurred prior to the time the indemnifying party or parties assumed such Defense and (b) the reasonable costs of investigation and preparation incurred by the indemnified party or parties;

(iii) counsel used by the indemnifying party or parties in connection with the Defense of such Third Party Claim shall be reasonably satisfactory to the indemnified party or parties;

(iv) the indemnifying party or parties shall not effect any compromise or settlement of such Third Party Claim without the consent of the indemnified party or parties, which consent shall not be unreasonably withheld, unless the indemnifying party or parties fully indemnifies the indemnified party or parties for all Damages, there is no finding or admission of violation of law by, or effect on any other Third Party Claims that may be made against, the indemnified party or parties, and the relief granted in connection therewith requires no action on the part of and has no effect on the indemnified party or parties or the operation of the Business or any other business of OUTT or any of its subsidiaries; and

(v) the indemnified party or parties shall not effect any compromise or settlement of such Third Party Claim without the consent of the indemnifying party or parties, which consent shall not be unreasonably withheld.

G. If the indemnifying party or parties does not assume the Defense of a Third Party Claim (whether because it elects not to or has no right to), the indemnifying party or parties shall have the right, at its sole cost and expense, to participate in the Defense of such Third Party Claim and to employ its own counsel in connection therewith; provided, however, the indemnified party or parties may not effect any compromise or settlement of such Third Party Claim without the consent of the indemnifying party or parties, which consent shall not be unreasonably withheld.

H. In order to insure that the Exchange qualifies for treatment as a pooling-of-interest for financial reporting purposes, the parties agree that any dispute, disagreement or controversy between any indemnified party and any indemnifying party with respect to any claim for indemnification pursuant to this Agreement, including, without limitation, any dispute with respect to such indemnifying party's obligation to assume the defense and indemnify such indemnified party in connection with a Third Party Claim that is not resolved by the Indemnification Termination Date shall promptly be submitted to the American Arbitration Association (the "AAA") to be resolved by non-binding arbitration in accordance with the arbitration rules of the AAA then in effect. The place of arbitration shall be the City of Los Angeles. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by OUTT, one of which shall be appointed by the Atlas Shareholders and one of which shall be appointed by the arbitrators appointed by OUTT and the Atlas Shareholders. The arbitrators will be directed to resolve such dispute, disagreement or controversy as soon as practicable and, in any event, within two months of the Indemnification Termination Date. If any person seeking indemnification is awarded indemnification by the arbitrators, the arbitrators shall also award such person an amount equal to the reasonable attorneys' fees incurred by such person in connection with the commencement and prosecution of the arbitration.

I. The parties hereto shall cooperate to the fullest extent possible in connection with any Third Party Claim in respect of which indemnification is sought under this Agreement.


13.  ADDITIONAL AGREEMENTS

A. In the event of an occurrence of either of the circumstances set forth in this section 13, then Atlas Shareholders, at Atlas Shareholders' sole option, shall have the right, but not the obligation, to reacquire the Shares (the "Rescission Option") from OUTT or OUTT's successors or assigns, the purchase price for which shall be I) the OUTT Common Stock which was transferred to the Atlas Shareholders pursuant to the Agreement, and ii) any funds or other assets transferred from OUTT to Atlas subsequent to the second close.

1. OUTT Shares, or the shares of any successor in interest owning fifty percent (50%) or more of all outstanding OUTT Shares, trades at or below a price per share of One Dollar and Fifty Cents ($1.50) for an aggregate of thirty (30) days out of any sixty (60) day period during the one year period subsequent to the second closing; or

2. OUTT Shares are no longer listed on a national stock exchange at any time during the one year period subsequent to the second closing.

Atlas Shareholders may exercise the Rescission Option by delivering written notice thereof to OUTT, or OUTT's successors or assigns, within sixty (60) days after either of the occurrences set forth above. If Atlas Shareholders exercise the Rescission Option, the closing of such rescission shall occur no later than thirty (30) days after OUTT's receipt of said written notice.

     B. Atlas assets shall include all intellectual property rights, including that listed in Schedule A.


14.  NOTICES

Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.


15.  MISCELLANEOUS PROVISIONS:

A. This agreement shall be construed in accordance with the laws of the State of California.

B. This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

C. Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

D. This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

E. Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

F. This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

G. Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

H. If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

I. The parties may execute this agreement in two or more counterparts, each of which shall, in the aggregate, be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

J. The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

K. This Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties hereto.

L. The obligations of the Atlas Shareholders pursuant to this Agreement are to be several, and, except as expressly provided in this Agreement or to the contrary, one Atlas Shareholder shall have no liability for the failure of Atlas or the other Atlas Shareholder to fulfill his or her obligations set forth in this Agreement, or for the representations made by Atlas or the other Atlas Shareholder.


IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

ATLASPOWER, INC.


     /s/   Jody Lenihan
By__________________________________

      Chief Financial Officer


OUT TAKES, INC.

       /s/ James C. Harvey
By_________________________________
      JAMES C. HARVEY, President


ATLAS SHAREHOLDERS



      /s/ Kenneth Kinlaw
By__________________________
     KENNETH KINLAW

  /s/ Jody Lenihan
By_______________________________
      JODY LENIHAN

SCHEDULE A

Intellectual Property Transferred With Stock Exchange Agreement:

Intellectual Property - Description

Atlas Web Site Design - www.AtlasPower.com site with supporting scripts.

Test Form Design   Format and layout of the following power systems test forms:
Cable Hi-Pot, Battery, Bus Duct, Ground Resistance, Instrument Transformer, Insulation Resistance, Low Voltage Circuit Breaker, Medium Voltage Circuit Breaker, Metering, Relay, Transformer Turns Ratio, and Vector Diagram.

MP&L Hydroturbine Retrofit Design   Atlas hydroturbine control systems retrofit
record CAD drawings for Chester and Purple Lake facilities.

Multi-Use Test Box/Hi-current Design   Capable of 240 amps AC or DC at 5 volts,
1.2 amps at 1000 volts AC, or 10 amps at 120 volts AC. Integral timer and current metering. Unit is designed for low resistance ohm tests at 100 amps, circuit breaker primary injection tests, motor overload injection and timing tests, and universal heavy duty power supply (charging circuit breakers, excitation tests).

Multi-Use Test Box/CT-PT Design   Capable of 1.2 amps at 1000 volts AC, 10 amps
at 120 volts AC, 10 amps at 125 volts DC or regulated 10 amps at 5 volts DC. Integral current metering. Unit is designed for current and potential transformer tests (ratio, polarity, excitation), low resistance ohm tests at 10 amps, and universal power supply.

Portable Circuit Tester Design   Capable of 20 amps at 2.5 volts AC, and 120-
80-40 volts AC. Integral battery power supply, and voltage and current metering. Unit is designed for current and potential transformer circuit checks.

[CAPTION]
Exhibit 2.

EMPLOYMENT AGREEMENT FOR KENNETH L. KINLAW

This Employment Agreement (Agreement) is effective as of November __, 2000, and is entered into between Kenneth L. Kinlaw ("Employee") and AtlasPower, Inc., a California corporation ("Company"). Out-Takes, Inc., a Delaware corporation ("OUTT") proposes to acquire all the issued and outstanding shares of common stock of Company pursuant to the terms of that certain Share Exchange Agreement dated as of November __, 2000, a copy of which is attached hereto (the "Share Exchange Agreement"). Company and OUTT and their respective subsidiaries and affiliates are hereinafter collectively referred to as the "Group."

Company desires to employ Employee as a principal engineer and as Secretary and Chief Executive Officer of Company, and Employee desires to accept such employment by Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:

1. Employment. Company hereby employs Employee, and Employee hereby accepts such employment by Company, upon the terms and conditions set forth below. Employee's primary place of employment shall be Albuquerque, New Mexico. Employee acknowledges and accepts that the duties of the position may require travel within the United States and occasional travel to destinations worldwide.

2. Term. The term of Employee's employment shall be for an approximate three-year (3-year) period commencing on November __, 2000 (the "Commencement Date"), and ending on September 30, 2003 (the "Initial Term"). After the expiration of the Initial Term, Employee's employment under this Agreement shall continue on the same terms and conditions as set forth herein or under such other terms and conditions as the parties may otherwise agree in writing (such additional period of employment is referred to as the "Additional Term"). The Initial Term together with any Additional Term (until such Additional Term is terminated as provided in this Agreement) are referred to herein as the "Employment Period".

3.   Duties.

3.1 Position. Employee shall serve as a principal engineer of the Company and hold the offices of Secretary and Chief Executive Officer and shall perform the services normally rendered by a similarly-situated executive within the Company as well as such services and duties as may be directed by Company. Employee shall serve under and report to Chief Executive Officer of OUTT. A more detailed job description outlining Employee's job responsibilities is attached hereto and hereby incorporated herein as Exhibit "A".

3.2 Productive Time. During the Employment Period, Employee shall during normal business hours devote his productive time, attention and energies to the business of Company. Employee shall perform the duties and responsibilities of the position to the best of his ability, and shall act consistently with his duties to Company.

3.3 Sole Occupation. During the Employment Period, Employee shall not be engaged in any other business, which is competitive with the business of the Company, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding anything to the contrary contained herein, Employee shall not be prohibited from investing or participating in personal business activities so long as such investments and activities do not interfere with Employee's duties and obligations hereunder. Employee shall not engage in any activities that conflict with, or create an appearance of conflict with respect to, the interests of Company and the Group.

4.   Compensation.

4.1  Base Salary.   Company (or at Company's option, any subsidiary or
affiliate of the Group) shall pay to Employee an annual base salary of Ninety-Six Thousand Dollars ($96,000) (exclusive of any fees receivable by Employee as a member of the Board of Directors of any company in the Group), less applicable withholdings, which shall accrue on a daily basis and be payable semimonthly. Company shall provide to Employee salary reviews on an annual basis during the Employment Period.

4.2 Bonus. On an annual basis Employee shall, prior to the end of the then current fiscal year, receive a bonus in an amount not less than ten percent (10%) of the net profits of the Company for the applicable fiscal year.

4.3 Cellular Telephone. Employee, at Company expense, will be provided with a cellular phone for business purposes. Company shall directly pay to the service provider all expenses for such instrument.

4.4 Travel Clubs. Employee will be reimbursed for any travel club memberships, including but not limited to hotels, airlines and rental cars, and reimbursed for airline upgrade stickers to be used according to the terms and conditions of each airline.

4.5 Laptop Computer. Company, at Company's expense, shall provide Employee with a laptop computer and a high capacity access line from Employee's home. Upgrades for the laptop, software and access line shall be provided at Company's expense as Employee, in Employee's sole discretion, deems necessary, however such upgrades shall occur no more frequently than biannually unless otherwise approved in writing by Company, which approval shall not be unreasonably withheld.

4.6 Dues and Fees. Company shall pay reasonable dues and fees for Employee's membership in professional associations relevant to the conduct of Employee's duties to Company or the Group, and to attend seminars as a speaker or as an audience member. It is estimated that these costs will not exceed five thousand dollars ($5,000) per calendar year, however additional sums may be available upon prior written authorization of Company, which authorization shall not be unreasonably withheld.

4.7 Additional Staff. Employee shall be entitled to hire contract or permanent staff as required to conduct the business of the Company in accordance with Employee's duties as set forth in Exhibit "A".

4.8 Reimbursement. Employee's business travel expenses, including by way of example but not limited to, airfare, taxicabs, lodging, meals, third party disbursements, and long distance telephone charges not incurred on the business cellular phone provided by Company shall be reimbursed to Employee by Company on a monthly basis. Employee shall submit to Company appropriate documentation of such expenses within ninety (90) days of incurring such expenses.

4.9 Benefits. During the Employment Period, Employee also shall be entitled to the following:

(a) Employee Benefit Plan. Participation in an employee pension or benefit plan, with benefits no less than those available to any similar situated employee of the Group. In the event that Company does not currently sponsor such a plan, one shall be instituted within one hundred eighty (180) days of the Commencement Date with benefits no less favorable than those available to other employees of the Group;

(b) Medical Insurance. Participation by Employee and Employee's spouse, child or domestic partner in medical insurance plans offered to similarly-situated employees within the Group, provided that Company reserves the right to change insurers at any time;

(c) Vacation. Twenty (20) days of paid vacation during a calendar year, accruing at the rate of 1.67 days per month to be utilized pursuant to Company policy, as well as paid holidays and personal days according to Company policy as set forth in the Employee Handbook;

(d) Deductible Reimbursement. Reimbursement for all reasonable and necessary expenses incurred in promoting the business of Company, including travel and entertainment expenses plus tools and equipment which Employee reasonably deems necessary for the performance of his duties and responsibilities pursuant to this Agreement, except that each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax returns of Company, upon presentation by Employee of appropriate documentation, sufficient for tax purposes to substantiate the expenditure as an income tax deduction. In the event any taxing authority disallows Company a deduction for all or any part of an expense charged by Employee (with the exception of Employee's meals, the cost for which Company shall fully reimburse to Employee notwithstanding that Company is entitled to deduct only a portion of such expense), the part disallowed shall be charged to Employee as additional compensation; and

(e) Life Insurance. The Company shall provide, at Company's expense as the owner, a policy (or policies) of life insurance on Employee's life in an amount not less than One Million Dollars ($1,000,000) naming the beneficiary designated in writing by Employee. In the event that Employee's services to the Company are terminated for any reason, Employee shall have the right to convert ownership of the then existing policy of life insurance to the owner of Employee's choice.

(f) Disability Insurance. A policy of disability insurance shall be maintained, so that in the event that Employee cannot perform the duties and responsibilities of an electrical engineer, disability benefits shall be available and paid to Employee such that Employee shall receive eighty percent (80%) of his then current Base Salary, which disability benefits shall continue without interruption until such time as Employee achieves the age of sixty-five
(65) years.

5.   Voluntary Termination.

5.1 Exercise of Rescission Option. This Agreement may be terminated by Employee in the event Employee exercises the provisions of Section 13, the Rescission Option, pursuant to the Share Exchange Agreement. Such termination shall be effective concurrently with the consummation of the Rescission Option.

5.2 Termination During Any Additional Term. This Agreement may be terminated by either Employee or Company at any time during an Additional Term by providing written notice thereof to the other party. Such termination shall be effective ninety (90) days after such other party receives the notice of the election to terminate this Agreement.

5.3 Change of Control. This Agreement may be terminated by Employee in the event of a change in control of the Company's management or ownership (other than the proposed acquisition by OUTT) or if Company assigns its rights under this Agreement.

6.   Involuntary Termination.

6.1 Disability. If Employee becomes incapacitated or disabled at any time during the Employment Period so as to be unable (either mentally or physically) to perform the services required pursuant to this Agreement for a period of ninety (90) or more consecutive days, or one hundred and twenty (120) non-consecutive days, in any twelve (12) month period (such condition being referred to as a "Disability"), Company may, at its option, terminate this Agreement effective immediately upon giving Employee notice of such termination. Notwithstanding the foregoing, Employee will be granted a leave or other suspension of Employee's duties pursuant to the provisions of the Family Medical Leave Act (the "FMLA") for such period of time that Employee or related person, pursuant to the FMLA, is incapacitated.

6.2 Death. If Employee dies during the Employment Period, this Agreement shall be deemed to be terminated as of the date of Employee's death.

6.3 Termination For Cause. Company may terminate this Agreement for cause at any time during the Employment Period, effective immediately upon providing notice to Employee of such termination for cause. Any such notice of termination shall specify the acts or omissions of Employee in sufficient detail so as to enable Employee to determine the subsection of this provision relied upon by Company in terminating this Agreement. For purposes of this
Section 6.3, "cause" shall mean:

(a) Misconduct. Willful and serious misconduct by Employee, which is materially injurious to the business of Company or OUTT;

(b) Breach. Employee's material breach of or failure to substantially perform the duties and obligations set forth in this Agreement (other than as the result of a Disability), which failure continues for a period of ten (10) days following Employees receipt of written notice of such breach;

(c) Felony Conviction. Employee's conviction of any felony as evidenced by a final judgment entered by a court of competent jurisdiction; or

(d) Dishonesty. Employee engaging in or having engaged in fraud, misappropriation, dishonesty in financial dealings or embezzlement in connection with the business of Company, or OUTT, as evidenced by a final judgment entered by a court of competent jurisdiction.

7.   Effect of Termination of Agreement.

7.1 Termination Voluntarily or By Reason of Death or Disability Claims. Upon termination of this Agreement pursuant to Sections 5.1, 5.2, 5.3, 6.1 or 6.2 above, Employee, or the Employee's estate shall have no further rights or claims against Company under this Agreement except to receive:

(a)  Unpaid Salary. The unpaid portion of the Base Salary provided for in
Section 4.1, computed on a pro rata basis to the date of termination plus three months severance, less applicable withholdings;

(b) Bonus. An amount equal to the Bonus described in Section 4.2 for the entire fiscal year in which this Agreement is terminated multiplied by a fraction with the number of days in the fiscal year prior to the date of termination as the numerator and 365 days as the denominator, less applicable withholdings.

(c) Unused Vacation. Payment of all accrued, unused vacation and other personal holidays as described in Section 4.9(c), less applicable withholdings;

(d) Unreimbursed Expenses. Reimbursement for expenses incurred prior to the termination for which Employee has not yet been reimbursed, as provided in Sections 4.3, 4.4, 4.6, 4.8 and 4.9(d);

(e) Insurance Proceeds. The proceeds of the policy of life insurance as provided in Section 4.9(e) or the disability benefits provided in Section 4.9(f). The Company shall promptly submit the appropriate documentation to claim the benefits of the policy or policies of Life Insurance maintained upon the Employee's life, or the disability benefits as set forth in Section 4.9(e) or (f) as applicable.

Amounts due pursuant to this Section 7.1 shall be made in accordance with the law, and the balance of the payments shall be paid on a timetable and schedule for such payments as if such termination did not occur, i.e. continuing during the Employment Period on the same schedule as payments of Base Salary.

7.2  Termination for Cause.  Upon termination of this Agreement pursuant to
Section 6.3, above, Employee shall not have any further rights or claims against Company under this Agreement except to receive:

(a) The unpaid portion of the Base Salary provided for in Section 4.1, computed on a pro rata basis to the date of termination, less applicable withholdings;

(b) Payment of all accrued, unused vacation and other personal holidays as described in Section 4.9(c), less applicable withholdings;

(c) Reimbursement for any expenses for which Employee has not yet been reimbursed, as provided in Section 4.9(d); and

(d) The right to convert the ownership of the policy of insurance as provided in Section 4.9(e).

Amounts due pursuant to this Section 7.2 shall be made in accordance with the law.

7.3 Termination for Other Reasons. In the event Employee's employment is terminated for any reason other than a provided in Sections 5 or 6, Employee shall be entitled to receive the amounts described in Sections 7.1 and 8.

7.4 Company Property. Upon termination of this Agreement for any reason, Employee shall promptly return all property of Company that is or has been in Employee's possession, custody or control.

8. Professional Enhancement Matters. Employee currently enjoys a high level of respect and recognition in his field. As a result of entering into and performing the duties set forth in this Agreement Employee will experience an enhanced reputation in Employee's profession as an electrical engineer and as a businessperson in the business community. In addition, Employee, the Company and the Group expect that as a result of Employee's efforts, the value of the Company and the Group will greatly increase, thereby increasing the value of the shares of OUTT common stock or the stock of other companies in the Group received by Employee pursuant to the Share Exchange Agreement. Employee, the Company and OUTT agree that a termination of this Agreement for any reason other than as provided in Sections 5 or 6 shall inevitably injure Employee's reputation and reduce the value of OUTT shares to be received by Employee pursuant to the Share Exchange Agreement, and that calculating the damage to Employee's reputation and financial position would be impractical and extremely difficult. Under the circumstances existing at the date of this Agreement, the liquidated damages provided for in this Article 8 represent a reasonable estimate of the damages which Employee will incur as a result of a termination of this Agreement by Company. Therefore, in the event that the Company terminates this Agreement during the Employment Period for any reason other than as permitted pursuant to Sections 5 and 6, Company, OUTT and Employee hereby agree that a reasonable estimate of the total damages suffered by Employee is the sum of Three Hundred Thousand Dollars ($300,000) which sum shall reflect the diminution (i) in the value of Employee's shares in OUTT or other Group company, (ii) of Employee's reputation in the engineering community. Said amount, plus amounts due Employee as provided in Section 7.1 as computed over the entire Employment Period, shall be the full, agreed and liquidated damages for the Company to pay to Employee in the event Company terminates this Agreement other than as permitted pursuant to Sections 5 and 6. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369, but is intended to constitute liquidated damages to Employee pursuant to California Civil Code Section 1671. This provision is not intended to, and does not, limit Employee's right to receive reimbursement for attorneys' fees in the event Employee prevails in an action brought against Company to enforce this Agreement or any of its terms. The liquidated damages set forth pursuant to this Article 8 are in addition to the provisions for the payment of amounts set forth in Section 7.1.

9.   Trade Secrets.

9.1 Confidential Information. Confidential Information means and includes proprietary software and programs; financial or research models or processes and related data; financial condition and information. The following is NOT deemed to be Confidential Information: (i) information that is in the public domain through no fault of Employee; (ii) information published or disseminated by Company or the Group, in the ordinary course of business without restriction; and (iii) information received from third parties not under an obligation to keep such information confidential and without breach of this Agreement by Employee, and (iv) business methods, knowledge of and contacts within the industry and expertise brought to the position by Employee based on his experience prior to employment with the Company.

9.2 No Disclosure. Employee specifically agrees that he will not at any time, during the Employment Period, in any fashion, form, or manner, unless specifically consented to in writing by Company, either directly or indirectly, use or disclose to any person or entity, in any manner whatsoever other than in the course of conducting Company's business, any Confidential Information of any kind, nature or description concerning any matter affecting or relating to the business of Company.

9.3 Protected Materials. All equipment, notebooks, documents, memoranda, reports, written and computer files and data, samples, books, correspondence, lists, other written and graphic records, records, tapes, discs, CD ROMS or other storage mechanisms of documents or information and the like affecting or relating to the business of Company that Employee prepares, uses, constructs, observes, possesses or controls, and all copies thereof, shall be and remain the sole property of Company.

10.  Confidentiality and Nonsolicitation.

10.1 Confidentiality. During the Employment Period Employee agrees that he will not, directly or indirectly, undertake planning for or organization of any business activity competitive with Company's business or combine or conspire with other employees or representatives of Company's business for the purposes of organizing any such competitive business activity.

10.2 Client Nonsolicitation. Employee hereby acknowledges and recognizes that he will be privy to Confidential Information constituting trade secrets of Company. Employee agrees that, in consideration of the promises contained herein and the consideration to be received by Employee pursuant to this Agreement, during the Employment Period he will not, directly or indirectly, either for Employee or for any other person, firm, or corporation, divert or take away or attempt to divert or take away any of Company's customers or clients, upon whom Employee called or whom Employee solicited during the Employment Period. Notwithstanding the foregoing Employee may notify Company's customers, clients or Employees of Employee's new address and telephone number in the event Employee is no longer an Employee of the Company. It is, however, not a breach of this Agreement if, in the event that any client affirmatively desires Employee to continue to or to begin to perform services after Employee is no longer employed with Company.

10.3 Employee Nonsolicitation. During the Employment Period Employee will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is or will be hereafter engaged (as an employee, agent, independent contractor or otherwise) by Company to terminate his or her employment or engagement.

11.  Severability and Extraordinary Relief.

11.1 Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such reduction or dilution to apply only with respect to the operation of that particular provision of this Agreement in the particular jurisdiction in which such adjudication is made and enforced thereafter.

11.2 Injunctive Relief. Employee acknowledges and understands that the provisions of Sections 9 and 10 of this Agreement are of a special and unique nature, the breach of which cannot adequately be compensated for in damages by an action at law. Nothing contained herein shall be construed as prohibiting Company and its Affiliates or Employee from pursuing any other remedies (including, without limitation, an action for damages) available for any actual or threatened breach of this Agreement, and the pursuit of any injunction or any other remedy shall not be deemed an exclusive election of such remedy.

11.3 Attorney's Fees. In the event suit is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred and reasonable attorneys' fees.

12.  Inventions and Copyright.

12.1 Inventions. Employee understands that during the Employment Period any and all Inventions that Employee has made, conceived or developed or shall make, conceive or develop, shall be the exclusive property of Company as provided for pursuant to Labor Code Section 2871, and are hereby assigned by Employee to Company, except as otherwise specifically agreed by Company in writing.

12.2 No Assignment. Employee understands that he need not assign to Company any rights to improvements, processes, discoveries, or inventions that qualify fully under the provisions of Section 2870(a) of the California Labor Code, which provides as follows:

     "Section 2870. Inventions On Own Time - Exemption From Agreement.
"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his/her employer shall not apply to an invention that the employee developed entirely on his/her own time without using the employer's equipment, supplies, facilities, or Trade Secret information except for those inventions that either:

"(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

"(2) Result from any work performed by the employee for the employer."

12.3 Claimed Inventions. Employee has listed on Addendum A to this Agreement all inventions and copyrights he is claiming to have as of the date of this Agreement.

13.  Additional Provisions.

13.1 Notices. All notices, claims, certificates, demands and other communications hereunder shall be deemed to have been duly given if personally
delivered or sent   by nationally-recognized overnight courier, by telecopy, or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to Employee, to:

Kenneth L. Kinlaw
AtlasPower, Inc.
79 Young Road
Tijeras, NM 87059
Telephone: (505) 286-9625
Facsimile: (888) 781-5596
E-mail: kkinlaw@atlaspower.com

With a copy to:

Cynthia L. Masters, Esq.
Gilchrist & Rutter
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401-1000
Telephone: (310) 393-4000
Facsimile: (310) 394-4700
E-mail: cmasters@grlawyers.com

If to Company, to:

AtlasPower, Inc.
24782 Lagrima
Mission Viejo, California 92692
Telephone: (949) 707-5699
Facsimile: (949) 830-8611


With a copy to:

Kenneth Eade, Esq.
827 State Street, Suite 12
Santa Barbara, California 93101
Telephone: (805) 560-9828
Facsimile:  (805) 560-3608


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery; (b) in the case of a nationally-recognized overnight courier, on the next business day after the notice was sent; (c) in the case of telecopy transmission, when received; and
(d) in the case of mailing, on the third business day following posting.

13.2 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject manner hereof, and supersede all prior and contemporaneous arrangements or understandings with respect thereto.
13.3 Successors and Assigns: Assignments. This Agreement shall bind and inure to the benefit of Company and Employee and the respective successors, assigns, heirs and personal representatives of Company and Employee. This Agreement is personal in its nature, and Employee shall not, without the written consent of Company, assign or transfer this Agreement or any rights or obligations hereunder. Company may assign this Agreement and all rights and duties hereunder, but any such assignment shall not relieve Company of its obligations hereunder.

13.4 Governing Law. The parties hereto agree that it is their intention and covenant that this Agreement and performance hereunder, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding or other proceeding that may be brought arising out of, or in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law or any other form, without regard to the jurisdiction in which any action or special proceeding may be instituted. The parties agree that any arbitration, special proceeding or other proceeding with respect to or arising out of this Agreement shall be brought and maintained in the County of Los Angeles, California. The parties irrevocably consent to jurisdiction and venue in the courts of said County.

13.5 Waivers. The provisions of this Agreement may not be waived, temporarily or permanently, except pursuant to a writing executed by the person against whom enforcement of such waiver would be sought. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement, provided, however, that exempted from this provision is any complaint related to Employee's performance of his duties or services pursuant to this Agreement, by which waiver of such complaint by Employer shall be considered dispositive.

13.6 Amendments/Modifications. The terms and provisions of this Agreement may not be modified or amended without the written consent of each of the parties.

13.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

13.8 Headings. Titles and headings to paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions of it. The provisions of this Agreement shall be interpreted in accordance with their plain meaning. No provision of this Agreement shall be interpreted against a party by reason of that party having been responsible for the drafting of the provision.

13.9 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions is determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.10 Employee's Representations. Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or a breach of any other Agreement between Employee and any other person or entity.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

"Company"

AtlasPower, Inc.
a California corporation

      /s/ Jody P. Lenihan
By: _______________________________
       Its Chief Financial Officer

      /s/  Kenneth Kinlaw
By: _______________________________
          Its CEO


"Employee"

     /s/ Kenneth Kinlaw/
__________________________________
Kenneth L. Kinlaw , an Individual

"OUTT"

Out-Takes, Inc.
a Delaware corporation

     /s/  James C. Harvey
By: ______________________________
        Its President


Exhibit A

Employee Job Responsibilities:

Field duties: acceptance/maintenance/startup of all electrical components, functional checks, on-line measurements at electrical transmission/distribution substations, generation facilities as required. Lead role as required, including subcontractor/employee time & expense documentation, project tracking, project planning (including test equipment rental), client communication.

Studies: short-circuit, coordination, load flow, motor starting, engineering/economic feasibility as required.

Design work: CAD, 1-lines, 3-lines, elementaries, cable/panel/termination schedules, AC/DC auxiliary systems, specification writing, preparation of Requests for Proposals, scheduling, estimating and purchasing as required. Interfacing with multi-disciplines & construction, project management, and contract administration with subcontractors as required.

Marketing/proposals: contacting and communicating with prospective and existing clients, research of existing and upcoming projects, preparation of formal proposals, advertising, web site maintenance, maintenance of marketing materials (hats, brochures, cards, stationery).

Employee/Subcontractor Relations: hiring and terminating, scheduling, contract negotiations, training & technical support, and performance reviews as required. Development and maintenance of employee benefits standards.

Training: preparation of training manuals/courses and on-site training for clients, employees and subcontract personnel as required. Research of applicable standards, procedures and common practices as required.

Purchasing/administration: purchase and lease of property, equipment and supplies as required for efficient & effective company operations. Communication with potential and existing vendors & suppliers. Administration of professional matters with legal and financial representatives as required.

Interface with Parent company: development and implementation of yearly budgets/business plans, communications regarding employee hiring, equipment purchases, and company administration.

Addendum A:

Claimed Inventions

None.


[CAPTION]
Exhibit 3.

EMPLOYMENT AGREEMENT

for

JODY P. LENIHAN

This Employment Agreement (Agreement) is effective as of November __, 2000, and is entered into between Jody P. Lenihan ("Employee") and AtlasPower, Inc., a California corporation ("Company"). Out-Takes, Inc., a Delaware corporation ("OUTT") proposes to acquire all the issued and outstanding shares of common stock of Company pursuant to the terms of that certain Share Exchange Agreement dated as of November __, 2000, a copy of which is attached hereto (the "Share Exchange Agreement"). Company and OUTT and their respective subsidiaries and affiliates are hereinafter collectively referred to as the "Group."

Company desires to employ Employee as a principal engineer and as Vice President and Chief Financial Officer of Company, and Employee desires to accept such employment by Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:

1. Employment. Company hereby employs Employee, and Employee hereby accepts such employment by Company, upon the terms and conditions set forth below. Employee's primary place of employment shall be Mission Viejo, California. Employee acknowledges and accepts that the duties of the position may require travel within the United States and occasional travel to destinations worldwide.

2. Term. The term of Employee's employment shall be for an approximate three-year (3-year) period commencing on November __, 2000 (the "Commencement Date"), and ending on September 30, 2003 (the "Initial Term"). After the expiration of the Initial Term, Employee's employment under this Agreement shall continue on the same terms and conditions as set forth herein or under such other terms and conditions as the parties may otherwise agree in writing (such additional period of employment is referred to as the "Additional Term"). The Initial Term together with any Additional Term (until such Additional Term is terminated as provided in this Agreement) are referred to herein as the "Employment Period".

3.   Duties.

3.1 Position. Employee shall serve as a principal engineer of the Company and hold the offices of Vice President and Chief Financial Officer and shall perform the services normally rendered by a similarly-situated executive within the Company as well as such services and duties as may be directed by Company. Employee shall serve under and report to the Chief Executive Officer of OUTT.
A more detailed job description outlining Employee's job responsibilities is attached hereto and hereby incorporated herein as Exhibit "A".

3.2 Productive Time. During the Employment Period, Employee shall during normal business hours devote his productive time, attention and energies to the business of Company. Employee shall perform the duties and responsibilities of the position to the best of his ability, and shall act consistently with his duties to Company.

3.3 Sole Occupation. During the Employment Period, Employee shall not be engaged in any other business, which is competitive with the business of the Company, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding anything to the contrary contained herein, Employee shall not be prohibited from investing or participating in personal business activities so long as such investments and activities do not interfere with Employee's duties and obligations hereunder. Employee shall not engage in any activities that conflict with, or create an appearance of conflict with respect to, the interests of Company and the Group.

4.   Compensation.

4.1  Base Salary.   Company (or at Company's option, any subsidiary or
affiliate of the Group) shall pay to Employee an annual base salary of Ninety-Six Thousand Dollars ($96,000) (exclusive of any fees receivable by Employee as a member of the Board of Directors of any company in the Group), less applicable withholdings, which shall accrue on a daily basis and be payable semimonthly. Company shall provide to Employee salary reviews on an annual basis during the Employment Period.

(a) In addition to the Duties set forth in Section 3.1, Employee shall perform the duties and obligations (the "Management Duties") set forth in Exhibit "B" which is attached hereto and hereby incorporated herein. Employee shall receive compensation for performance of the Management Duties at the rate of Fifteen Dollars ($15.00) per hour. Employee shall, on a semi-monthly basis, submit to Company a written report. setting forth the number of hours Employee performed the Management Duties, for which Company shall pay Employee on a semi-monthly basis less applicable withholdings.

4.2 Bonus. On an annual basis Employee shall, prior to the end of the then current fiscal year, receive a bonus in an amount not less than ten percent (10%) of the net profits of the Company for the applicable fiscal year.

4.3 Cellular Telephone. Employee, at Company expense, will be provided with a cellular phone for business purposes. Company shall directly pay to the service provider all expenses for such instrument.

4.4 Travel Clubs. Employee will be reimbursed for any travel club memberships, including but not limited to hotels, airlines and rental cars, and reimbursed for airline upgrade stickers to be used according to the terms and conditions of each airline.

4.5 Laptop Computer. Company, at Company's expense, shall provide Employee with a laptop computer and a high capacity access line from Employee's home. Upgrades for the laptop, software and access line shall be provided at Company's expense as Employee, in Employee's sole discretion, deems necessary, however such upgrades shall occur no more frequently than biannually unless otherwise approved in writing by Company, which approval shall not be unreasonably withheld.

4.6 Dues and Fees. Company shall pay reasonable dues and fees for Employee's membership in professional associations relevant to the conduct of Employee's duties to Company or the Group, and to attend seminars as a speaker or as an audience member. It is estimated that these costs will not exceed five thousand dollars ($5,000) per calendar year, however additional sums may be available upon prior written authorization of Company, which authorization shall not be unreasonably withheld.

4.7 Additional Staff. Employee shall be entitled to hire contract or permanent staff as required to conduct the business of the Company in accordance with Employee's duties as set forth in Exhibit "A".

4.8 Reimbursement. Employee's business travel expenses, including by way of example but not limited to, airfare, taxicabs, lodging, meals, third party disbursements, and long distance telephone charges not incurred on the business cellular phone provided by Company shall be reimbursed to Employee by Company on a monthly basis. Employee shall submit to Company appropriate documentation of such expenses within ninety (90) days of incurring such expenses.

4.9  Sponsorship.   Company shall, upon written notification of Employee that
such action is desired, provide sponsorship on behalf of Employee for United States citizenship or residency, such election to be made in Employee's sole discretion. Such sponsorship shall continue without interruption until Employee is granted citizenship or permanent resident status or until such time as Employee is no longer employed by Company.

4.10 Benefits. During the Employment Period, Employee also shall be entitled to the following:

(a) Employee Benefit Plan. Participation in an employee pension or benefit plan, with benefits no less than those available to any similar situated employee of the Group. In the event that Company does not currently sponsor such a plan, one shall be instituted within one hundred eighty (180) days of the Commencement Date with benefits no less favorable than those available to other employees of the Group;

(b) Medical Insurance. Participation by Employee and Employee's spouse, child or domestic partner in medical insurance plans offered to similarly-situated employees within the Group, provided that Company reserves the right to change insurers at any time;

(c) Vacation. Twenty (20) days of paid vacation during a calendar year, accruing at the rate of 1.67 days per month to be utilized pursuant to Company policy, as well as paid holidays and personal days according to Company policy as set forth in the Employee Handbook;

(d) Deductible Reimbursement. Reimbursement for all reasonable and necessary expenses incurred in promoting the business of Company, including travel and entertainment expenses plus tools and equipment which Employee reasonably deems necessary for the performance of his duties and responsibilities pursuant to this Agreement, except that each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax returns of Company, upon presentation by Employee of appropriate documentation, sufficient for tax purposes to substantiate the expenditure as an income tax deduction. In the event any taxing authority disallows Company a deduction for all or any part of an expense charged by Employee (with the exception of Employee's meals, the cost for which Company shall fully reimburse to Employee notwithstanding that Company is entitled to deduct only a portion of such expense), the part disallowed shall be charged to Employee as additional compensation; and

(e) Life Insurance. The Company shall provide, at Company's expense as the owner, a policy (or policies) of life insurance on Employee's life in an amount not less than One Million Dollars ($1,000,000) naming the beneficiary designated in writing by Employee. In the event that Employee's services to the Company are terminated for any reason, Employee shall have the right to convert ownership of the then existing policy of life insurance to the owner of Employee's choice.

(f) Disability Insurance. A policy of disability insurance shall be maintained, so that in the event that Employee cannot perform the duties and responsibilities of an electrical engineer, disability benefits shall be available and paid to Employee such that Employee shall receive eighty percent (80%) of his then current Base Salary, which disability benefits shall continue without interruption until such time as Employee achieves the age of sixty-five
(65) years.

5.   Voluntary Termination.

5.1 Exercise of Rescission Option. This Agreement may be terminated by Employee in the event Employee exercises the provisions of Section 13, the Rescission Option, pursuant to the Share Exchange Agreement. Such termination shall be effective concurrently with the consummation of the Rescission Option.

5.2 Termination During Any Additional Term. This Agreement may be terminated by either Employee or Company at any time during an Additional Term by providing written notice thereof to the other party. Such termination shall be effective ninety (90) days after such other party receives the notice of the election to terminate this Agreement.

5.3 Change of Control. This Agreement may be terminated by Employee in the event of a change in control of the Company's management or ownership (other than the proposed acquisition by OUTT) or if Company assigns its rights under this Agreement.

6.   Involuntary Termination.

6.1 Disability. If Employee becomes incapacitated or disabled at any time during the Employment Period so as to be unable (either mentally or physically) to perform the services required pursuant to this Agreement for a period of ninety (90) or more consecutive days, or one hundred and twenty (120) non-consecutive days, in any twelve (12) month period (such condition being referred to as a "Disability"), Company may, at its option, terminate this Agreement effective immediately upon giving Employee notice of such termination. Notwithstanding the foregoing, Employee will be granted a leave or other suspension of Employee's duties pursuant to the provisions of the Family Medical Leave Act (the "FMLA") for such period of time that Employee or related person, pursuant to the FMLA, is incapacitated.

6.2 Death. If Employee dies during the Employment Period, this Agreement shall be deemed to be terminated as of the date of Employee's death.

6.3 Termination For Cause. Company may terminate this Agreement for cause at any time during the Employment Period, effective immediately upon providing notice to Employee of such termination for cause. Any such notice of termination shall specify the acts or omissions of Employee in sufficient detail so as to enable Employee to determine the subsection of this provision relied upon by Company in terminating this Agreement. For purposes of this
Section 6.3, "cause" shall mean:

(a) Misconduct. Willful and serious misconduct by Employee which is materially injurious to the business of Company or OUTT;

(b) Breach. Employee's material breach of or failure to substantially perform the duties and obligations set forth in this Agreement (other than as the result of a Disability), which failure continues for a period of ten (10) days following Employees receipt of written notice of such breach;

(c) Felony Conviction. Employee's conviction of any felony as evidenced by a final judgment entered by a court of competent jurisdiction; or

(d) Dishonesty. Employee engaging in or having engaged in fraud, misappropriation, dishonesty in financial dealings or embezzlement in connection with the business of Company, or OUTT, as evidenced by a final judgment entered by a court of competent jurisdiction.

7.   Effect of Termination of Agreement.

7.1 Termination Voluntarily or By Reason of Death or Disability Claims. Upon termination of this Agreement pursuant to Sections 5.1, 5.2, 5.3, 6.1 or 6.2 above, Employee, or the Employee's estate shall have no further rights or claims against Company under this Agreement except to receive:

(a)  Unpaid Salary.  The unpaid portion of the Base Salary provided for in
Section 4.1, computed on a pro rata basis to the date of termination plus three months severance, less applicable withholdings;

(b) Bonus. An amount equal to the Bonus described in Section 4.2 for the entire fiscal year in which this Agreement is terminated multiplied by a fraction with the number of days in the fiscal year prior to the date of termination as the numerator and 365 days as the denominator, less applicable withholdings.

(c) Unused Vacation. Payment of all accrued, unused vacation and other personal holidays as described in Section 4.10(c), less applicable withholdings;

(d) Unreimbursed Expenses. Reimbursement for expenses incurred prior to the termination for which Employee has not yet been reimbursed, as provided in Sections 4.3, 4.4, 4.6, 4.8 and 4.10(d);

(e) Insurance Proceeds. The proceeds of the policy of life insurance as provided in Section 4.10(e) or the disability benefits provided in Section 4.10(f). The Company shall promptly submit the appropriate documentation to claim the benefits of the policy or policies of Life Insurance maintained upon the Employee's life, or the disability benefits as set forth in Section 4.10(e) or (f) as applicable.

Amounts due pursuant to this Section 7.1 shall be made in accordance with the law, and the balance of the payments shall be paid on a timetable and schedule for such payments as if such termination did not occur, i.e. continuing during the Employment Period on the same schedule as payments of Base Salary.

7.2  Termination for Cause.   Upon termination of this Agreement pursuant to
Section 6.3, above, Employee shall not have any further rights or claims against Company under this Agreement except to receive:

(a) The unpaid portion of the Base Salary provided for in Section 4.1, computed on a pro rata basis to the date of termination, less applicable withholdings;

(b) Payment of all accrued, unused vacation and other personal holidays as described in Section 4.10(c), less applicable withholdings;

(c) Reimbursement for any expenses for which Employee has not yet been reimbursed, as provided in Section 4.10(d); and

(d) The right to convert the ownership of the policy of insurance as provided in Section 4.10(e).

Amounts due pursuant to this Section 7.2 shall be made in accordance with the law.

7.3 Termination for Other Reasons. In the event Employee's employment is terminated for any reason other than a provided in Sections 5 or 6, Employee shall be entitled to receive the amounts described in Sections 7.1 and 8.

7.4 Company Property. Upon termination of this Agreement for any reason, Employee shall promptly return all property of Company that is or has been in Employee's possession, custody or control.
8. Professional Enhancement Matters. Employee currently enjoys a high level of respect and recognition in his field. As a result of entering into and performing the duties set forth in this Agreement Employee will experience an enhanced reputation in Employee's profession as an electrical engineer and as a businessperson in the business community. In addition, Employee, the Company and the Group expect that as a result of Employee's efforts, the value of the Company and the Group will greatly increase, thereby increasing the value of the shares of OUTT common stock or the stock of other companies in the Group received by Employee pursuant to the Share Exchange Agreement. Employee, the Company and OUTT agree that a termination of this Agreement for any reason other than as provided in Sections 5 or 6 shall inevitably injure Employee's reputation and reduce the value of OUTT shares to be received by Employee pursuant to the Share Exchange Agreement, and that calculating the damage to Employee's reputation and financial position would be impractical and extremely difficult. Under the circumstances existing at the date of this Agreement, the liquidated damages provided for in this Article 8 represent a reasonable estimate of the damages which Employee will incur as a result of a termination of this Agreement by Company. Therefore, in the event that the Company terminates this Agreement during the Employment Period for any reason other than as permitted pursuant to Sections 5 and 6, Company, OUTT and Employee hereby agree that a reasonable estimate of the total damages suffered by Employee is the sum of Three Hundred Thousand Dollars ($300,000) which sum shall reflect the diminution (i) in the value of Employee's shares in OUTT or other Group company, (ii) of Employee's reputation in the engineering community. Said amount, plus amounts due Employee as provided in Section 7.1 as computed over the entire Employment Period, shall be the full, agreed and liquidated damages for the Company to pay to Employee in the event Company terminates this Agreement other than as permitted pursuant to Sections 5 and 6. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369, but is intended to constitute liquidated damages to Employee pursuant to California Civil Code Section 1671. This provision is not intended to, and does not, limit Employee's right to receive reimbursement for attorneys' fees in the event Employee prevails in an action brought against Company to enforce this Agreement or any of its terms. The liquidated damages set forth pursuant to this Article 8 are in addition to the provisions for the payment of amounts set forth in Section 7.1.

9.   Trade Secrets.

9.1 Confidential Information. Confidential Information means and includes proprietary software and programs; financial or research models or processes and related data; financial condition and information. The following is NOT deemed to be Confidential Information: (i) information that is in the public domain through no fault of Employee; (ii) information published or disseminated by Company or the Group, in the ordinary course of business without restriction; and (iii) information received from third parties not under an obligation to keep such information confidential and without breach of this Agreement by Employee, and (iv) business methods, knowledge of and contacts within the industry and expertise brought to the position by Employee based on his experience prior to employment with the Company.

9.2 No Disclosure. Employee specifically agrees that he will not at any time, during the Employment Period, in any fashion, form, or manner, unless specifically consented to in writing by Company, either directly or indirectly, use or disclose to any person or entity, in any manner whatsoever other than in the course of conducting Company's business, any Confidential Information of any kind, nature or description concerning any matter affecting or relating to the business of Company.

9.3 Protected Materials. All equipment, notebooks, documents, memoranda, reports, written and computer files and data, samples, books, correspondence, lists, other written and graphic records, records, tapes, discs, CD ROMS or other storage mechanisms of documents or information and the like affecting or relating to the business of Company that Employee prepares, uses, constructs, observes, possesses or controls, and all copies thereof, shall be and remain the sole property of Company.

10.  Confidentiality and Nonsolicitation.

10.1 Confidentiality. During the Employment Period Employee agrees that he will not, directly or indirectly, undertake planning for or organization of any business activity competitive with Company's business or combine or conspire with other employees or representatives of Company's business for the purposes of organizing any such competitive business activity.

10.2 Client Nonsolicitation. Employee hereby acknowledges and recognizes that he will be privy to Confidential Information constituting trade secrets of Company. Employee agrees that, in consideration of the promises contained herein and the consideration to be received by Employee pursuant to this Agreement, during the Employment Period he will not, directly or indirectly, either for Employee or for any other person, firm, or corporation, divert or take away or attempt to divert or take away any of Company's customers or clients, upon whom Employee called or whom Employee solicited during the Employment Period. Notwithstanding the foregoing Employee may notify Company's customers, clients or Employees of Employee's new address and telephone number in the event Employee is no longer an Employee of the Company. It is, however, not a breach of this Agreement if, in the event that any client affirmatively desires Employee to continue to or to begin to perform services after Employee is no longer employed with Company.

10.3 Employee Nonsolicitation. During the Employment Period Employee will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is or will be hereafter engaged (as an employee, agent, independent contractor or otherwise) by Company to terminate his or her employment or engagement.

11.  Severability and Extraordinary Relief.

11.1 Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such reduction or dilution to apply only with respect to the operation of that particular provision of this Agreement in the particular jurisdiction in which such adjudication is made and enforced thereafter.

11.2 Injunctive Relief. Employee acknowledges and understands that the provisions of Sections 9 and 10 of this Agreement are of a special and unique nature, the breach of which cannot adequately be compensated for in damages by an action at law. Nothing contained herein shall be construed as prohibiting Company and its Affiliates or Employee from pursuing any other remedies (including, without limitation, an action for damages) available for any actual or threatened breach of this Agreement, and the pursuit of any injunction or any other remedy shall not be deemed an exclusive election of such remedy.

11.3 Attorney's Fees. In the event suit is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred and reasonable attorneys' fees.

12.  Inventions and Copyright.

12.1 Inventions. Employee understands that during the Employment Period any and all Inventions that Employee has made, conceived or developed or shall make, conceive or develop, shall be the exclusive property of Company as provided for pursuant to Labor Code Section 2871, and are hereby assigned by Employee to Company, except as otherwise specifically agreed by Company in writing.

12.2 No Assignment. Employee understands that he need not assign to Company any rights to improvements, processes, discoveries, or inventions that qualify fully under the provisions of Section 2870(a) of the California Labor Code, which provides as follows:

     "Section 2870.  Inventions On Own Time - Exemption From Agreement.
"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his/her employer shall not apply to an invention that the employee developed entirely on his/her own time without using the employer's equipment, supplies, facilities, or Trade Secret information except for those inventions that either:

"(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

"(2)  Result from any work performed by the employee for the employer."

12.3 Claimed Inventions. Employee has listed on Addendum A to this Agreement all inventions and copyrights he is claiming to have as of the date of this Agreement.

13.  Additional Provisions.

13.1 Notices. All notices, claims, certificates, demands and other communications hereunder shall be deemed to have been duly given if personally
delivered or sent   by nationally-recognized overnight courier, by telecopy, or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to Employee, to:

Jody P. Lenihan
AtlasPower, Inc.
24782 Lagrima
Mission Viejo, California 92692
Telephone: (949) 707-5699
Facsimile: (949) 830-8611
E-mail: jplen@atlaspower.com

With a copy to:

Cynthia L. Masters, Esq.
Gilchrist & Rutter
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401-1000
Telephone: (310) 393-4000
Facsimile: (310) 394-4700
E-mail: cmasters@grlawyers.com

If to Company, to:

AtlasPower, Inc.
24782 Lagrima
Mission Viejo, California 92692
Telephone: (949) 707-5699
Facsimile: (949) 830-8611



With a copy to:

Kenneth Eade, Esq.
827 State Street, Suite 12
Santa Barbara, California  93101
Telephone:  (805) 560-9828
Facsimile:   (805) 560-3608


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery; (b) in the case of a nationally-recognized overnight courier, on the next business day after the notice was sent; (c) in the case of telecopy transmission, when received; and
(d) in the case of mailing, on the third business day following posting.

13.2 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject manner hereof, and supersede all prior and contemporaneous arrangements or understandings with respect thereto.
13.3 Successors and Assigns: Assignments. This Agreement shall bind and inure to the benefit of Company and Employee and the respective successors, assigns, heirs and personal representatives of Company and Employee. This Agreement is personal in its nature, and Employee shall not, without the written consent of Company, assign or transfer this Agreement or any rights or obligations hereunder. Company may assign this Agreement and all rights and duties hereunder, but any such assignment shall not relieve Company of its obligations hereunder.

13.4 Governing Law. The parties hereto agree that it is their intention and covenant that this Agreement and performance hereunder, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding or other proceeding that may be brought arising out of, or in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law or any other form, without regard to the jurisdiction in which any action or special proceeding may be instituted. The parties agree that any arbitration, special proceeding or other proceeding with respect to or arising out of this Agreement shall be brought and maintained in the County of Los Angeles, California. The parties irrevocably consent to jurisdiction and venue in the courts of said County.

13.5 Waivers. The provisions of this Agreement may not be waived, temporarily or permanently, except pursuant to a writing executed by the person against whom enforcement of such waiver would be sought. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement, provided, however, that exempted from this provision is any complaint related to Employee's performance of his duties or services pursuant to this Agreement, by which waiver of such complaint by Employer shall be considered dispositive.

13.6 Amendments/Modifications. The terms and provisions of this Agreement may not be modified or amended without the written consent of each of the parties.

13.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

13.8 Headings. Titles and headings to paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions of it. The provisions of this Agreement shall be interpreted in accordance with their plain meaning. No provision of this Agreement shall be interpreted against a party by reason of that party having been responsible for the drafting of the provision.
13.9 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions is determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.10 Employee's Representations. Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or a breach of any other Agreement between Employee and any other person or entity.


IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

"Company"

AtlasPower, Inc.
a California corporation


By: _______________________________
       Its ____________________________

By: _______________________________
       Its ____________________________


"Employee"

__________________________________
Jody P. Lenihan,  an Individual

"OUTT"

Out-Takes, Inc.
a Delaware corporation

By: ______________________________
       Its ____________________________


Exhibit A

Employee Job Responsibilities:

Field duties: acceptance/maintenance/startup of all electrical components, functional checks, on-line measurements at electrical transmission/distribution substations, generation facilities as required. Lead role as required, including subcontractor/employee time & expense documentation, project tracking, project planning (including test equipment rental), client communication.

Studies: short-circuit, coordination, load flow, motor starting, engineering/economic feasibility as required.

Design work: CAD, 1-lines, 3-lines, elementaries, cable/panel/termination schedules, AC/DC auxiliary systems, specification writing, preparation of Requests for Proposals, scheduling, estimating and purchasing as required. Interfacing with multi-disciplines & construction, project management, and contract administration with subcontractors as required.

Marketing/proposals: contacting and communicating with prospective and existing clients, research of existing and upcoming projects, preparation of formal proposals, advertising, web site maintenance, maintenance of marketing materials (hats, brochures, cards, stationery).

Employee/Subcontractor Relations: hiring and terminating, scheduling, contract negotiations, training & technical support, and performance reviews as required. Development and maintenance of employee benefits standards.

Training: preparation of training manuals/courses and on-site training for clients, employees and subcontract personnel as required. Research of applicable standards, procedures and common practices as required.

Purchasing/administration: purchase and lease of property, equipment and supplies as required for efficient & effective company operations. Communication with potential and existing vendors & suppliers. Administration of professional matters with legal and financial representatives as required.

Interface with Parent company: development and implementation of yearly budgets/business plans, communications regarding employee hiring, equipment purchases, and company administration.

Exhibit B

Additional Employee Administrative Responsibilities:

Employees and subcontractors: time sheet management and tracking in Quickbooks, employee payroll and subcontractor time & expense reimbursement.

Accounts Payable: entering bills & lease payments, Quickbooks maintenance and payment processing to vendors.

Accounts Receivable: invoicing, Quickbooks maintenance and collections from customers.

Financial reports: report generation from Quickbooks to satisfy accountant's review requirements.

Administration: reconciliation of bank account, line of credit and credit card statements. Maintenance of company correspondence. Bank deposits and transfers. Shipping of materials from office to project sites as required.

Filing: invoices, bills, time sheets & expenses, check stubs, credit card receipts and statements, subcontractor/employee expense receipts, cleared checks, online payments, bank statements, lease payments and shipping receipts.

Addendum A:

Claimed Inventions

None.